EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
      We have issued our report dated September 27, 2006 accompanying the consolidated financial statements of Xponential, Inc. appearing in the Annual Report of the Company to its stockholders on Form 10-KSB for the year ended June 30, 2006. We consent to the incorporation by reference of said report in the Registration Statements of Xponential, Inc. on Form S-8 (File Nos. 333-104575, 333-104576 and 333-128781).
GRANT THORNTON LLP

Dallas, Texas
October 5, 2006